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                                                                    Exhibit 99.5


                               HOLLY CORPORATION

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ______________, 1998

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P         Lamar Norsworthy, Gerald L. Regard and Jack P. Reid, or any of them or their substitutes, are hereby appointed proxies to represent and to vote
R the stock of Holly Corporation standing in the name(s) of the undersigned at Special Meeting of Stockholders to be held __________________ on
O    _____________, 1998 and at all adjournments thereof.

X         TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF
     DIRECTORS MARK THE BOX LABELED "FOR" ADOPTION OF THE MERGER, THE MERGER
Y AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, DATE AND SIGN ON THE REVERSE SIDE.


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